Exhibit 23.1

June 12, 2012

To Whom It May Concern:

We hereby consent to the use in this Registration Statement on Form S-1/Pre-Effective Amendment No.7 of our report dated August 17, 2011, relating to the financial statements of B-Maven, Inc. as of June 30, 2011, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/PLS CPA

PLS CPA, A Professional Corp.

 San Diego, CA 92111

Registered with the Public Company Accounting Oversight Board